UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 16, 2016

(Date of earliest event reported)

FOUR CORNERS PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-37538

Maryland	47-4456296
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

591 Redwood Highway, Suite 1150, Mill Valley, California 94941

(Address of principal executive offices, including zip code)

(415) 965-8030

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 16, 2016, Four Corners Property Trust, Inc. (“the Company”) held its annual meeting of stockholders. At the annual meeting, stockholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2016 (the “Proxy Statement”). The final voting results for the matters submitted to a vote of stockholders were as follows:

Proposal One: Election of Directors

At the annual meeting, the Company’s stockholders elected the persons listed below as directors for a one-year term expiring in 2017 and until their respective successors are elected and qualified:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
William H. Lenehan	43,835,029	124,956	110,451	7,306,834
Douglas B. Hansen, Jr.	43,817,555	141,022	111,859	7,306,834
John Moody	43,820,852	139,327	110,257	7,306,834
Marran H. Ogilvie	43,042,147	915,694	112,595	7,306,834
Paul E. Szurek	43,176,536	784,612	109,288	7,306,834

Proposal Two: Ratification of the Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Votes Cast For	Votes Cast Against	Abstentions
51,061,579	216,079	99,612

Proposal Three: Approval of the Material Terms for the Payment of Performance-Based Compensation under the Four Corners Property Trust, Inc. 2015 Omnibus Incentive Plan (the “2015 Plan”) for Purposes of Section 162(m) of the Internal Revenue Code (the “Code”)

The Company’s stockholders approved a proposal to approve the material terms for the payment of performance-based compensation under the 2015 Plan for purposes of Section 162(m) of the Code.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
42,964,616	884,760	221,060	7,306,834

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUR CORNERS PROPERTY TRUST, INC.

By:	/s/ William H. Lenehan
William H. Lenehan Chief Executive Officer

Date: June 20, 2016